Exhibit 99.1
Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended			Nine Months Ended
PER SHARE DATA:	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
	(In thousands, except share and per share data)
Calculation of Income/(Loss) for EPS:
Net income/(loss) attributable to the Company	$16,513	$14,161	$11,679	$40,179	$26,075
Adjustments to Net Income/(Loss) Attributable to the Company to Arrive at Net Income/(Loss) Attributable to Common Shareholders	(435)	71	(285)	(542)	(803)
Net Income/(Loss) Attributable to the Common Shareholders	16,078	14,232	11,394	39,637	25,272
LESS: Amount allocated to participating securities	(1,632)	(1,471)	(1,167)	(4,040)	(2,484)
Net Income/(Loss) Attributable to the Common Shareholders, after allocation to participating securities	$14,446	$12,761	$10,227	$35,597	$22,788

End of Period Common Shares Outstanding	78,929,750	78,822,462	78,004,135

Weighted Average Shares Outstanding:
Weighted average basic shares, including participating securities	85,392,074	85,099,821	84,665,098	85,118,930	84,164,113
LESS: Participating securities	(9,101,692)	(9,295,848)	(9,286,175)	(9,207,410)	(9,080,137)
PLUS: Dilutive potential common shares	1,077,229	701,119	201,954	902,683	175,295
Weighted Average Diluted Shares	77,367,611	76,505,092	75,580,877	76,814,203	75,259,271

Diluted Total Earnings/(Loss) per Share	$0.19	$0.17	$0.14	$0.46	$0.30